Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2019 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--August 29, 2018--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its second quarter of fiscal year 2019, which ended July 29, 2018. Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), increased 25% sequentially and 7% over the prior year’s period to $163.2 million.

Highlights for the Second Fiscal Quarter 2019

  Record quarterly net sales of LoRa-related products
  Record quarterly channel point-of-sale (POS) results
  Record Design wins of approximately $184 million
  Repurchased 495,609 shares for approximately $24 million
  Cash flow from operations increased 41% Q/Q to $49.3 million or 30% of net sales

Results on a GAAP basis for the Second Fiscal Quarter 2019

  Net sales were $163.2 million
  Gross margin was 61.3%
  SG&A expense was $33.5 million
  R&D expense was $28.1 million
  Net income was $25.2 million or $0.37 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. The Company’s non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP Basis for the Second Fiscal Quarter 2019 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

  Non-GAAP gross margin was 61.5%
  Non-GAAP SG&A expense was $28.2 million
  Non-GAAP R&D expense was $25.1 million
  Non-GAAP operating margin was 28.9%
  Non-GAAP net income was $37.6 million or $0.55 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated: “We are pleased to deliver another quarter that exceeded our expectations as we saw healthy growth from the IoT, Mobile and Data center markets. Our Growth Engines, led by LoRa’s global adoption, continue to position the Company well for future growth. Bookings and design wins remained strong and we entered our third fiscal quarter with record starting backlog.”

GAAP Third Fiscal Quarter 2019 Outlook

  Net sales are expected to be in the range of $168.0 million to $178.0 million
  Gross margin is expected to be in the range of 61.0% to 62.0%
  SG&A expense is expected to be in the range of $38.2 million to $39.2 million
  R&D expense is expected to be in the range of $28.0 million to $29.0 million
  Intangible amortization expense is expected to be approximately $6.5 million
  Interest and other expense is expected to be approximately $2.0 million
  Effective tax rate is expected to be in the range of 19% to 21%
  Earnings per diluted share are expected to be in the range of $0.33 to $0.39
  Fully-diluted share count is expected to be approximately 68.5 million shares
  Share-based compensation is expected to be approximately $12.1 million, categorized as follows: $0.4 million cost of sales, $2.5 million R&D and $9.2 million SG&A
  Capital expenditures are expected to be approximately $9.0 million
  Depreciation expense is expected to be approximately $5.9 million

Non-GAAP Third Fiscal Quarter 2019 Outlook (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP measures set forth in the tables below)

  Non-GAAP gross margin is expected to be in the range of 61.2% to 62.2%
  Non-GAAP SG&A expense is expected to be in the range of $28.0 million to $29.0 million
  Non-GAAP R&D expense is expected to be in the range of $25.0 million to $26.0 million
  Non-GAAP interest and other expense is expected to be approximately $2.0 million
  Non-GAAP effective tax rate is expected to be in the range of 16% to 20%
  Non-GAAP earnings per diluted share are expected to be in the range of $0.58 to $0.64

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its second quarter fiscal year 2019 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com under the “Investor Relations” section. A replay of the call will be available through September 28, 2018 at the same website or by calling (855) 859-2056 and entering conference ID 2395787.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of select non-GAAP metrics. The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures. The Company’s non-GAAP measures of gross margin, SG&A expenses, R&D expenses, operating margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Environmental reserves
  Equity in net gains or losses of equity method investments

To provide additional insight into the Company's third fiscal quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

As noted in its first quarter fiscal year 2019 earnings release, the Company will no longer adjust prior-period non-GAAP performance metrics of net sales and gross margin to exclude the cost of the Comcast Warrant as the Comcast Warrant was fully vested in the first quarter of fiscal year 2019. Accordingly, the Company’s non-GAAP performance previously reported for the first quarter of fiscal year 2019 and the second quarter of fiscal year 2018 will not be comparable to the previous periods presented in the tables below. The Company in previous periods had excluded the recognized cost of the Comcast Warrant from non-GAAP net sales and non-GAAP gross margins because the cost related to a non-routine, non-cash equity award that was provided to Comcast as an incentive to deploy a network based on technology developed by the Company and because the Comcast Warrant would not have had an ongoing impact on revenues in future periods.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the second quarter of fiscal year 2018 and the first and second quarters of fiscal year 2019, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP effective tax rate) to their most comparable GAAP measures for the third quarter of fiscal year 2019. The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP effective tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges that are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the Company’s outlook for the third quarter of fiscal year 2019, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; export restrictions and the impact of trade restrictions and tariffs; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2018, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the Nasdaq Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands - except per share amount)

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 30,	July 29,	July 30,
	2018	2018	2017	2018	2017
	Q219	Q119	Q218	Q219	Q218
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$163,211	$130,429	$153,127	$293,640	$296,929
Cost of sales	63,087	58,960	60,891	122,047	119,778
Gross profit	100,124	71,469	92,236	171,593	177,151
Operating costs and expenses:
Selling, general and administrative	33,529	41,406	39,237	74,935	73,252
Product development and engineering	28,079	26,199	27,432	54,278	53,415
Intangible amortization	6,480	6,961	6,675	13,441	12,961
Loss on disposition of business operations	-	-	-	-	375
Changes in the fair value of contingent earn-out obligations	(900)	-	-	(900)	-
Total operating costs and expenses	67,188	74,566	73,344	141,754	140,003
Operating income (loss)	32,936	(3,097)	18,892	29,839	37,148
Interest expense, net	(2,200)	(2,190)	(2,029)	(4,390)	(4,075)
Non-operating income (expense), net	542	190	(204)	732	(836)
Income (loss) before taxes and equity in net losses of equity method investments	31,278	(5,097)	16,659	26,181	32,237
Provision for taxes	6,082	(17,510)	4,095	(11,428)	7,852
Net income before equity in net losses of equity method investments	25,196	12,413	12,564	37,609	24,385
Equity in net losses of equity method investments	(27)	(31)	-	(58)	-
Net income	$25,169	$12,382	$12,564	$37,551	$24,385

Earnings per share:
Basic	$0.38	$0.19	$0.19	$0.57	$0.37
Diluted	$0.37	$0.18	$0.19	$0.55	$0.36

Weighted average number of shares used in computing earnings per share:
Basic	66,063	66,324	65,763	66,194	65,801
Diluted	68,880	68,195	67,470	68,428	67,421

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 29,	January 28,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$311,334	$307,923
Accounts receivable, net	78,376	53,183
Inventories	58,893	71,067
Prepaid taxes	9,347	11,809
Other current assets	20,346	17,250
Total current assets	478,296	461,232

Non-current assets:
Property, plant and equipment, net	122,608	124,586
Deferred tax assets	24,244	4,236
Goodwill	346,731	341,897
Other intangible assets, net	46,766	60,207
Other assets	90,125	93,618
Total assets	$1,108,770	$1,085,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,717	$37,208
Accrued liabilities	55,791	60,832
Deferred revenue	5,100	12,758
Current portion, long term debt	17,307	15,410
Total current liabilities	115,915	126,208

Non-current liabilities:
Deferred tax liabilities	15,762	14,682
Long term debt, less current portion	201,986	211,114
Other long-term liabilities	71,819	68,759
Stockholders’ equity	703,288	665,013
Total liabilities & stockholders' equity	$1,108,770	$1,085,776

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(Amounts in thousands)

	Six Months Ended
	July 29,	July 30,
	2018	2017
	(Unaudited)	(Unaudited)

Net income	$37,551	$24,385

Net cash provided by operating activities	84,367	45,996
Net cash used in investing activities	(21,126)	(44,027)
Net cash used in financing activities	(59,830)	(21,249)
Net increase (decrease) in cash and cash equivalents	3,411	(19,280)
Cash and cash equivalents at beginning of period	307,923	297,134
Cash and cash equivalents at end of period	$311,334	$277,854

	Three Months Ended
	July 29,	April 29,	July 30,
	2018	2018	2017
	Q219	Q119	Q218
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$49,338	$35,029	$35,637
Net Capital Expenditures	(4,886)	(4,935)	(13,777)
Free Cash Flow:	$44,452	$30,094	$21,860

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Amounts in thousands - except per share amounts)

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 30,	July 29,	July 30,
	2018	2018	2017	2018	2017
	Q219	Q119	Q218	Q219	Q218
Gross Margin- GAAP	61.3%	54.8%	60.2%	58.4%	59.7%
Share-based compensation	0.2%	0.3%	0.2%	0.2%	0.3%
Adjusted Gross Margin (Non-GAAP)	61.5%	55.1%	60.4%	58.6%	60.0%

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 30,	July 29,	July 30,
	2018	2018	2017	2018	2017
	Q219	Q119	Q218	Q219	Q218
Selling, general and administrative- GAAP	$33,529	$41,406	$39,237	$74,935	$73,252
Share-based compensation	(11,378)	(11,462)	(10,055)	(22,840)	(15,611)
Transaction and integration related	(264)	(233)	(1,133)	(498)	(1,619)
Restructuring Charges	-	(346)	-	(346)	(429)
Environmental and other reserves	-	-	(43)	-	(61)
Litigation cost net of recoveries	6,304	(559)	(278)	5,744	(328)
Adjusted selling, general and administrative (Non-GAAP)	$28,191	$28,806	$27,728	$56,995	$55,204

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 30,	July 29,	July 30,
	2018	2018	2017	2018	2017
	Q219	Q119	Q218	Q219	Q218
Product development and engineering- GAAP	$28,079	$26,199	$27,432	$54,278	$53,415
Share-based compensation	(2,282)	(2,225)	(1,992)	(4,506)	(3,877)
Transaction and integration related	(135)	(294)	(308)	(429)	(721)
Litigation cost net of recoveries	(532)	-	-	(532)	-
Adjusted product development and engineering (Non-GAAP)	$25,130	$23,680	$25,132	$48,811	$48,817

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 30,	July 29,	July 30,
	2018	2018	2017	2018	2017
	Q219	Q119	Q218	Q219	Q218
Operating Margin- GAAP	20.2%	-2.4%	12.3%	10.2%	12.5%
Share-based compensation	8.6%	10.7%	8.1%	9.5%	6.8%
Intangible amortization	4.0%	5.3%	4.4%	4.6%	4.4%
Loss on disposition of business operations	0.0%	0.0%	0.0%	0.0%	0.1%
Transaction and integration related	0.2%	0.5%	1.0%	0.3%	0.8%
Restructuring Charges	0.0%	0.3%	0.0%	0.1%	0.1%
Environmental and other reserves	0.0%	0.0%	0.0%	0.0%	0.0%
Litigation cost net of recoveries	-3.5%	0.4%	0.2%	-1.8%	0.1%
Changes in the fair value of contingent earn-out obligations	-0.6%	0.0%	0.0%	-0.3%	0.0%
Adjusted Operating Margin (Non-GAAP)	28.9%	14.8%	26.0%	22.6%	24.8%

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 30,	July 29,	July 30,
	2018	2018	2017	2018	2017
	Q219	Q119	Q218	Q219	Q218
GAAP net income	$25,169	$12,382	$12,564	$37,551	$24,385

Adjustments to GAAP net income:
Share-based compensation	13,966	14,015	12,328	27,980	20,333
Intangible amortization	6,480	6,961	6,675	13,441	12,961
Loss on disposition of business operations	-	-	-	-	375
Transaction and integration related	399	527	1,443	927	2,340
Restructuring Charges	-	346	-	346	429
Environmental and other reserves	-	-	43	-	61
Litigation cost net of recoveries	(5,772)	559	278	(5,212)	328
Changes in the fair value of contingent earn-out obligations	(900)	-	-	(900)	-
Investment gain	-	-	(750)	-	(750)
Total Non-GAAP adjustments before taxes	14,173	22,408	20,017	36,582	36,077
Associated tax effect	(1,741)	(20,654)	(2,332)	(22,395)	(4,341)
Equity in net losses of equity method investments	27	31	-	58	-
Total of supplemental information net of taxes	12,459	1,785	17,685	14,245	31,736
Non-GAAP net income	$37,628	$14,167	$30,249	$51,796	$56,121

Diluted GAAP earnings per share	$0.37	$0.18	$0.19	$0.55	$0.36
Adjustments per above	0.18	0.03	0.26	0.21	0.47
Diluted non-GAAP earnings per share	$0.55	$0.21	$0.45	$0.76	$0.83

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 30,	July 29,	July 30,
	2018	2018	2017	2018	2017
	Q219	Q119	Q218	Q219	Q218
Comcast Warrant*
Impact on Net Sales	$-	$(21,501)	$(3,197)	$(21,501)	$(8,477)
Associated tax effect	-	3,678	1,200	3,678	3,011
Impact on EPS	$-	$(0.26)	$(0.03)	$(0.26)	$(0.08)

*In consideration of discussions held with the Securities and Exchange Commission we will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented. The Company will instead provide GAAP net sales for historical periods presented and will separately disclose the impact of the Warrant on the financial statement line items impacted by the Warrant.

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
Third Quarter of Fiscal Year 2019 Outlook
(Amounts in thousands - except per share amounts)

	Q3 FY19 Outlook
	October 28,
	2018
	Low	High
Gross Margin- GAAP	61.0%	62.0%
Share-based compensation	0.2%	0.2%
Adjusted Gross Margin (Non-GAAP)	61.2%	62.2%

	Low	High
Selling, general and administrative- GAAP	$38.2	$39.2
Share-based compensation	(9.2)	(9.2)
Transaction and integration related	(1.0)	(1.0)
Adjusted selling, general and administrative (Non-GAAP)	$28.0	$29.0

	Low	High
Product development and engineering- GAAP	$28.0	$29.0
Share-based compensation	(2.5)	(2.5)
Transaction and integration related	(0.5)	(0.5)
Adjusted product development and engineering (Non-GAAP)	$25.0	$26.0

	Low	High
GAAP EPS	$0.33	$0.39
Share-based compensation	0.18	0.18
Transaction, restructuring, and acquisition related expenses	0.02	0.02
Amortization of acquired intangibles	0.09	0.09
Associated Tax Effect	(0.04)	(0.04)
Adjusted EPS (Non-GAAP)	$0.58	$0.64

CONTACT:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com